Exhibit 4.35

Dated 12 December 2008

ANNAPOLIS SHIPPING COMPANY LIMITED

ATLAS OWNING COMPANY LIMITED

FARAT SHIPPING COMPANY LIMITED and

LANSAT SHIPPING COMPANY LIMITED

as Borrowers

-and-

PIRAEUS BANK A.E

FIRST SUPPLEMENTAL AGREEMENT

in relation to a Loan Agreement dated

13 March 2008 in respect of a loan

facility of (originally) US$130,000,000

WATSON, FARLEY & WILLIAMS

Piraeus

INDEX

Clause		Page

1	DEFINITIONS	1

2	REPRESENTATIONS AND WARRANTIES	2

3	AGREEMENT OF THE BANK	3

4	CONDITIONS	4

5	VARIATIONS TO LOAN AGREEMENT	5

6	CONTINUANCE OF LOAN AGREEMENT AND FINANCE DOCUMENTS	6

7	EXPENSES	6

8	NOTICES	7

9	APPLICABLE LAW	7

THIS FIRST SUPPLEMENTAL AGREEMENT is dated 12 December 2008 and made

BETWEEN:

(1)	ANNAPOLIS SHIPPING COMPANY LIMITED (“Annapolis”), FARAT SHIPPING COMPANY LIMITED (“Farat”) and LANSAT SHIPPING COMPANY LIMITED (“Lansat”), each a company incorporated in Malta whose registered office is at 5/2, Merchants Street, Valletta, Malta and ATLAS OWNING COMPANY LIMITED (“Atlas”), a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (together the “Borrowers” and each a “Borrower”); and

(2)	PIRAEUS BANK A.E., acting through its branch at 47-49 Akti Miaouli, 185 36 Piraeus, Greece as “Bank”

IS SUPPLEMENTAL to a Loan Agreement dated 13 March 2008 (the “Loan Agreement”) made between (i) the Borrowers, as joint and several borrowers, and (ii) the Bank, as lender, whereby the Bank has made available to the Borrowers a loan facility of (originally) One hundred and Thirty million United States Dollars (US$130,000,000) (the “Loan”) upon the terms and for the purposes therein specified.

WHEREAS, pursuant to a request from the Borrowers, and subject to the terms and conditions herein contained, the Bank has agreed to:

(A)	the transfer of ownership of the Maltese flag ship “LANIKAI” (tbr “DELRAY”) (“DELRAY”) by Annapolis to Lotis Traders Inc. of the Marshall Islands (the “New Owner”) and the subsequent registration of the ship on the same flag in the ownership of the New Owner with the name “DELRAY” on terms that the New Owner executes:

(a)	a guarantee of the obligations of the Borrowers under the Loan Agreement;

(b)	a first priority Maltese statutory mortgage over “DELRAY”;

(c)	a first priority assignment of the earnings, insurances and requisition compensation of “DELRAY”;

(d)	a first priority assignment of any time charter entered or to be entered into in respect of “DELRAY”;

(e)	a pledge of any earnings account opened or to be opened in the name of the New Owner with the Bank; and

(B)	release and discharge Atlas from its obligations under the Loan Agreement and the other Finance Documents to which it is a party.

NOW THEREFORE IT IS HEREBY AGREED

1	DEFINITIONS

1.1	Words and expressions defined in the Loan Agreement (as hereby amended) and the recitals hereto and not otherwise defined herein shall have the same meanings when used in this First Supplemental Agreement.

1.2	In this First Supplemental Agreement the words and expressions specified below shall have the meanings attributed to them below:

“New Deed of Covenant” means the first priority deed of covenant collateral to the New Mortgage executed or to be executed by the New Owner in favour of the Bank in such form as the Bank may approve or require;

“New Charterparty Assignment” means, relation to “DELRAY”, the specific assignment of any Approved Charter in respect thereof executed or to be executed by the New Owner in favour of the Bank in such form as the Bank may approve or require;

“New Earnings Account” means an account opened or to be opened in the name of the New Owner with the Bank for receipt of the Earnings or such other account or accounts as may be established for this purpose with the prior consent of the Bank;

“New Earnings Account Pledge” means the first priority pledge over the New Earnings Account to be executed by the New Owner in favour of the Bank in such form as the Bank may approve or require;

“New General Assignment” means, relation to “DELRAY”, a first priority general assignment of the Earnings, Insurances and Requisition Compensation in respect thereof executed or to be executed by the New Owner in favour of the Bank in such form as the Bank may approve or require;

“New Guarantee” means the guarantee of the obligations of the Borrowers under the Loan Agreement executed or to be executed by the New Owner in favour of the Bank in such form as the Bank may approve or require;

“New Finance Documents” means, together, the New Guarantee, the New Mortgage, the New Deed of Covenant, the New General Assignment, the New Charterparty Assignment and the New Earnings Account Pledge;

“New Mortgage” means the first priority Maltese statutory mortgage over “DELRAY” executed or to be executed by the New Owner in favour of the Bank in such form as the Bank may approve or require;

“New Owner” means Lotis Traders Inc., a corporation organised and existing under the laws of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands; and

“Remaining Borrowers” means, together, Annapolis Farat and Lansat and, in the singular, means any of them.

1.3	Where the context so admits words importing the singular number only shall include the plural and vice versa and words importing persons shall include firms and corporations. Clause headings are inserted for convenience of reference only and shall be ignored in construing this First Supplemental Agreement, References to Clauses are to clauses of this First Supplemental Agreement save as may be otherwise expressly provided in this First Supplemental Agreement.

2	REPRESENTATIONS AND WARRANTIES

2.1	Each Borrower hereby jointly and severally represents and warrants to the Bank, as at the date of this First Supplemental Agreement, that the representations and warranties set forth in Clause 8 of the Loan Agreement (updated mutatis mutandis to the date of this First Supplemental Agreement) are true and correct as if all references therein to “this Agreement” were references to the Loan Agreement as further amended by this First Supplemental Agreement.

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2.2	Each Borrower hereby further jointly and severally represents and warrants to the Bank that as at the date of this First Supplemental Agreement:

(a)	each Borrower is duly incorporated and validly existing and in good standing under the laws of Malta or, in the case of Atlas, the Republic of the Marshall Islands and has full power to enter into and perform its obligations under this First Supplemental Agreement and has complied with all statutory and other requirements relative to its business, and does not have an established place of business in any part of the United Kingdom or the United States of America;

(b)	all necessary governmental or other official consents, authorisations, approvals, licences, consents or waivers for the execution, delivery, performance, validity and/or enforceability of this First Supplemental Agreement and all other documents to be executed in connection with the amendments to the Loan Agreement as contemplated hereby have been obtained and will be maintained in full force and effect, from the date of this First Supplemental Agreement and so long as any moneys are owing under any of the Finance Documents and while all or any part of the Commitment remains outstanding;

(c)	each Borrower has taken all necessary corporate and other action to authorise the execution, delivery and performance of its obligations under this First Supplemental Agreement and such other documents to which it is a party and such documents do or will upon execution thereof constitute the valid and binding obligations of each Borrower enforceable in accordance with their respective terms;

(d)	the execution, delivery and performance of this First Supplemental Agreement and all such other documents as contemplated hereby does not and will not, from the date of this First Supplemental Agreement and so long as any moneys are owing under any of the Finance Documents and while all or any part of the Commitment remains outstanding, constitute a breach of any contractual restriction or any existing applicable law, regulation, consent or authorisation binding on each Borrower or on any of its property or assets and will not result in the creation or imposition of any security interest, lien, charge or encumbrance (other than under the Finance Documents) on any of such property or assets; and

(e)	each Borrower has fully disclosed in writing to the Bank all facts which it knows or which it should reasonably know and which are material for disclosure to the Bank in the context of this First Supplemental Agreement and all information furnished by such Borrower or on its behalf relating to its business and affairs in connection with this First Supplemental Agreement was and remains true, correct and complete in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading,

3	AGREEMENT OF THE BANK

3.1	The Bank, relying upon each of the representations and warranties set out in Clauses 2.1 and 2.2 of this First Supplemental Agreement, hereby agrees with the Borrowers, subject to and upon the terms and conditions of this First Supplemental Agreement and in particular, but without limitation, subject to the fulfillment of the conditions precedent set out in Clause 4, to:

(a)	the acquisition by the New Owner of “DELRAY” from Annapolis;

(b)	the release of the Mortgage, the Deed of Covenant, the General Assignment and the Charterparty Assignment relative to “DELRAY” and the Earnings Account Pledge over the Earnings Account relevant to Annapolis; and

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(c)	the release and discharge of Atlas from its obligations under the Loan Agreement and the Finance Documents to which it is a party.

3.2	The Remaining Borrowers agree and confirm that the Loan Agreement and the Finance Documents to which they are a party shall remain in full force and effect and they shall remain liable under the Loan Agreement and the Finance Documents to which they are a party for all obligations and liabilities assumed by the Borrowers thereunder.

4	CONDITIONS

4.1	The agreements of the Bank contained in Clause 3.1 of this First Supplemental Agreement shall all be expressly subject to the condition that the Bank shall have received in form and substance satisfactory to the Bank and its legal advisers on or before the date of this First Supplemental Agreement:

(a)	evidence that the persons executing this First Supplemental Agreement on behalf of each Borrower are duly authorised to execute the same on behalf of such Borrower;

(b)	a certificate of an Officer of the New Owner confirming the names of all the Directors and Shareholders of the New Owner and having attached thereto true and complete copies of its incorporation and constitutional documents;

(c)	true and complete copies of the resolutions passed at separate meetings of the Sole Director and Shareholders of the New Owner authorising and approving the execution of the New Finance Documents and any other document or action to which it is or is to be a party and authorising its directors or other representatives to execute the same on its behalf;

(d)	the original of any power of attorney issued by the New Owner pursuant to such resolutions aforesaid;

(e)	evidence that “DELRAY” is:

(i)	registered in the name of New Owner under the laws and flag of the Malta; and

(ii)	insured in accordance with the relevant provisions of the New Mortgage and all requirements thereof in respect of such insurance have been fulfilled; and

(f)	the New Finance Documents, duly executed by the New Owner together with evidence that:

(i)	the New Mortgage has been registered against “DELRAY” with first priority in accordance with the laws of Malta;

(ii)	all notices required to be given under the New Deed of Covenant, the New General Assignment and the New Charterparty Assignment have been given and acknowledged in the manner therein provided; and

(iii)	save for the charges created by or created by or pursuant to the New Mortgage, the New Deed of Covenant, the New General Assignment and the New Charterparty Assignment there is no lien, charge or encumbrance of any kind whatsoever on “DELRAY” or her Earnings, Insurances or Requisition Compensation.

(g)	a certified true copy of any Approved Charter entered into in respect of “DELRAY”;

(h)	evidence that the New Earnings Account has been opened;

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(i)	documents establishing that “DELRAY” is managed by the Approved Manager;

(j)	a letter of undertaking executed by the Approved Manager in favour of the Bank in the terms required by the Bank agreeing certain matters in relation to the management of “DELRAY” and subordinating the rights of the Approved Manager against “DELRAY” and the New Owner to the rights of the Bank under the Finance Documents;

(k)	copies of ISM DOC and SMC and the International Ship Security Certificate under the ISPS Code in respect of “DELRAY”;

(l)	certified copies of all documents (with a certified translation if an original is not in English) evidencing any other necessary action, approvals or consents with respect to this First Supplemental Agreement and the New Finance Documents (including without limitation) all necessary governmental and other official approvals and consents in such pertinent jurisdictions as the Bank deems appropriate;

(m)	such legal opinions as the Bank may require in respect of the matters contained in this First Supplemental Agreement and the New Finance Documents; and

(n)	evidence that the agent referred to in Clause 9.4 has accepted its appointment as agent for service of process under this First Supplemental Agreement and the New Finance Documents.

5	VARIATIONS TO LOAN AGREEMENT AND FINANCE DOCUMENTS

5.1	In consideration of the agreement of the Bank contained in Clause 3.1 of this First Supplemental Agreement the Borrowers hereby agree with the Bank that upon satisfaction of the conditions referred to in Clause 4.1, the provisions of the Loan Agreement shall be varied and/or amended and/or supplemented as follows:

(a)	by deleting sub-paragraphs (a) and (b) in the definition of “Account” contained in clause 1.1 thereof;

(b)	by deleting the definitions “LACERTA” and “MENORCA” contained in clause 1.1 thereof;

(c)	by adding to the definition of “Finance Documents” in clause 1.1 thereof new sub-paragraph (k) as follows:

“(k) the New Finance Documents; and”;

(d)	by redesignating the existing sub-paragraph (k) of the definition of “Finance Documents” in clause 1.1 thereof as a new sub-paragraph (1);

(e)	by adding the following new definition in clause 1.1 thereof:

““DELRAY” means the 1994-built bulk carrier vessel of 71,860 metric tons deadweight, having IMO Number 9071600 and registered in the ownership of the New Owner under the Maltese flag with the name “DELRAY”;

(f)	by adding after the words “the Corporate Guarantor” the words “the New Owner” in the definition of “Security Party” in clause 1.1 thereof;

(g)	by deleting the words “LACERTA” and “MENORCA” from the definition of “Ship” contained in clause 1.1 thereof and replacing them with the word “DELRAY”;

(h)	by adding the words “or, as the case may be, the New Owner” after the word “Ship” in:

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(i)	the fifth line of sub-paragraph (e) of the definition of “Permitted Security Interests” in clause 1.1 thereof;

(ii)	the second line of sub-paragraph (b)(ii) of the definition of “Total Loss Date” in clause 1.1 thereof; and

(iii)	the second line of the definition of “obligatory insurances” in clause 1,2 thereof;

(i)	by inserting the words “or the New Owner” after the words “any Borrower” in the second line of clause 18.1(k) thereof;

(j)	by construing all references therein to “this Agreement” where the context admits as being references to “this Agreement as the same is amended and supplemented by this First Supplemental Agreement and as the same may from time to time be further supplemented and/or amended”; and

(k)	by construing references to each of the Finance Documents as being references to each such document as it is from time to time supplemented and/or amended.

5.2	Amendments to Finance Documents. With effect on and from the date of this First Supplemental Agreement each of the Finance Documents other than the Loan Agreement shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)	the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this First Supplemental Agreement; and

(b)	by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed”, “hereunder and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this First Supplemental Agreement.

5.3	Finance Documents to remain in full force and effect. The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5.2; and

(b)	such further or consequential modifications as may be necessary to make the same consistent with, and to give full effect to, the terms of this First Supplemental Agreement.

6	CONTINUANCE OF LOAN AGREEMENT AND FINANCE DOCUMENTS

6.1	Save for the alterations to the Loan Agreement made or to be made pursuant to this First Supplemental Agreement and such further modifications (if any) thereto as may be necessary to make the same consistent with the terms of this First Supplemental Agreement, the Loan Agreement shall remain in full force and effect and the security constituted by the security Documents shall continue and remain valid and enforceable.

7	EXPENSES

7.1

The Borrowers agree to pay to the Bank upon demand and from time to time all costs, charges and expenses (including legal fees) incurred by the Bank in connection with the preparation, negotiation, execution and (if required) registration or preservation of rights under the enforcement or attempted enforcement of the Loan Agreement, this First Supplemental Agreement and the Finance Documents or otherwise in connection with the

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Loan or any part thereof. Without prejudice to the foregoing, the Borrowers hereby irrevocably authorise the Bank to debit any of the Accounts with the amount necessary to settle the Bank’s lawyers’ legal fees and disbursements.

8	NOTICES

8.1	The provisions of Clause 27 (Notices and other matters) of the Loan Agreement shall apply to this First Supplemental Agreement as if the same were set out herein in full.

9	APPLICABLE LAW

9.1	This First Supplemental Agreement shall be governed by and construed in accordance with English law.

9.2	Subject to Clause 9.3, the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this First Supplemental Agreement.

9.3	Clause 9.2 is for the exclusive benefit of the Bank which reserves the right:

(a)	to commence proceedings in relation to any matter which arises out of or in connection with this First Supplemental Agreement in the courts of any country other than England and which have or claim jurisdiction to that matter; and

(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

None of the Borrowers shall commence any proceedings in any country other than England in relation to a matter which arises out of or in connection with this First Supplemental Agreement.

9.4	Each Borrower irrevocably appoints Ince Process Agents Ltd. for the time being presently of 5th Floor, International House, 1 St. Katharine’s Way, London ElW 1 AY, England for the time being to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this First Supplemental Agreement.

9.5	Nothing in this Clause 9 shall exclude or limit any right which the Bank may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

9.6	In this Clause 9, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure.

IN WITNESS WHEREOF the parties hereto have caused this First Supplemental Agreement to be duly executed the day and year first above written.

BORROWERS

SIGNED by	)	/s/ Eugenia Papapontikou
)
for and on behalf of	)
ANNAPOLIS SHIPPING COMPANY LIMITED	)
in the presence of:	)

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SIGNED by	)	/s/ Eugenia Papapontikou
)
for and on behalf of	)
ATLAS OWNING COMPANY LIMITED	)
in the presence of	)
/s/ Christoforos Bismpikos
CHRISTOFOROS BISMPIKOS
SOLICITOR
WATSON, FARLEY & WILLIAMS
2, DEFTERAS MERARCHIAS
PIRAEUS 18538 - GREECE

SIGNED by	)	/s/ Eugenia Papapontikou
)
for and on behalf of	)
FARAT SHIPPING COMPANY LIMITED	)
in the presence of:	)
/s/ Christoforos Bismpikos
CHRISTOFOROS BISMPIKOS
SOLICITOR
WATSON, FARLEY & WILLIAMS
2, DEFTERAS MERARCHIAS
PIRAEUS 18538 - GREECE

SIGNED by	)	/s/ Eugenia Papapontikou
)
for and on behalf of	)
LANSAT SHIPPING COMPANY LIMITED	)
in the presence of:	)
/s/ Christoforos Bismpikos
CHRISTOFOROS BISMPIKOS
SOLICITOR
WATSON, FARLEY & WILLIAMS
2, DEFTERAS MERARCHIAS
PIRAEUS 18538 - GREECE

LENDER

SIGNED by	)	/s/ Jason Kriempardis /s/ Jason Dallas
)
for and on behalf of	)
PIRAEUS BANK A.E.	)
in the presence of:	)
/s/ Pat Skala
PAT SKALA
WATSON, FARLEY & WILLIAMS
2, DEFTERAS MERARCHIAS
PIRAEUS 18538 - GREECE

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COUNTERSIGNED this 12 December 2008 by Dryships Inc. which, by its execution hereof confirms and acknowledges that it has read and understood the terms and conditions of the above First Supplemental Agreement, that it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Loan Agreement.

for and on behalf of
DRYSHIPS INC.	/s/ Eugenia Papapontikou
in the presence of:
/s/ Christoforos Bismpikos
CHRISTOFOROS BISMPIKOS
SOLICITOR
WATSON, FARLEY & WILLIAMS
2, DEFTERAS MERARCHIAS
PIRAEUS 18538 - GREECE

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